Exhibit 99.1
NEWS FROM
Royal Caribbean Cruises Ltd. and Silversea Cruises

Media Contacts:		Investor Contact:
Royal Caribbean Cruises Ltd. Owen Torres 305-539-4097 otorres@rccl.com	Silversea Cruises Brad Ball 954-713-4030 bradb@silversea.com	Royal Caribbean Cruises Ltd. Carola Mengolini 305-982-2625 cmengolini@rccl.com

ROYAL CARIBBEAN TO INVEST IN SILVERSEA CRUISES

PURCHASE OF 67 PERCENT STAKE WILL PROPEL THE GROWTH
OF THE LEADING LUXURY AND EXPEDITION CRUISE BRAND

"CROWN JEWEL" PARTNERSHIP STRENGTHENS SILVERSEA FUTURE
AND RCL BRAND LINEUP

Silversea leaders stay on to guide strategy; significant synergies expected

MIAMI, June 14, 2018 -- Royal Caribbean Cruises Ltd. (NYSE: RCL) and Manfredi Lefebvre D'Ovidio today announced an agreement for RCL to acquire a stake in privately-owned Silversea Cruises, bringing together two companies with bold, long-term visions for the cruise industry.

Under the agreement, Royal Caribbean will acquire a 66.7% equity stake in Silversea Cruises based on an enterprise value of approximately $2 billion.  The purchase price of the equity being acquired is approximately $1 billion.  RCL plans to finance the purchase through debt.  In addition, Lefebvre will qualify for an estimated contingent consideration of approximately 472,000 RCL shares, payable upon achievement of certain 2019-2020 performance metrics.

"Silversea is a crown jewel, and the acknowledged leader in luxury and expedition cruising, two key markets that are poised for growth," said Richard D. Fain, Chairman and CEO of Royal Caribbean Cruises Ltd. "Uniting our two companies presents an extraordinary opportunity to expand vacation options for guests and create revenue in strategic growth areas."
Fain added: "We are proud to welcome aboard Manfredi Lefebvre, a visionary leader whose high standards and history of innovation we deeply respect. Manfredi will remain Executive Chairman of Silversea, continuing to lead its strategy long term."
"This partnership will bolster the growth of this exceptional brand founded by my father," said Lefebvre. "I have always been kindred spirits with Richard and we share a vision of

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offering excellence and leadership to our guests. This new partnership gives Silversea the opportunity to accelerate the growth of the most successful luxury and expedition cruising brand in the world."
The strategic rationale for the partnership includes:

•	Driving long-term capacity growth in the burgeoning luxury and expedition markets at a much larger scale than what Silversea would achieve independently;
•	Diversifying Royal Caribbean's portfolio and increasing its expedition offerings by adding a premiere ultra-luxury brand;
•	Leveraging the global footprint of the combined companies to generate demand and increase vacation and destination options for the guests of both companies;
•	Realizing significant synergies related to global market access, supply chain, purchasing power and other economies of scale.

Lefebvre said he is confident that the significant investment stake he is retaining will sizably increase its value through the growth this long-term partnership will enable.
Lefebvre and Fain also confirmed that Silversea's CEO Roberto Martinoli will continue in his role, working with the existing Silversea management team.
Silversea, with its intimate, all-suite ships, full spectrum of global cruise offerings sailing to more than 1000 global destinations, and unique luxury expedition vessels, adds a pioneering ultra-luxury brand to RCL's industry-leading brand lineup. RCL's largest brand, Royal Caribbean International, is a contemporary brand focused on adventure-seeking families, Celebrity Cruises is a premium brand providing a modern luxury experience to discerning global travelers, and Azamara Club Cruises is a destination immersive brand offering luxury voyages to unique ports. The company also operates the regional TUI Cruises and Pullmantur brands as part of long-term joint ventures.
The closing is expected to be completed later in the year, subject to customary closing conditions and regulatory approvals.
Regarding 2018, Royal Caribbean reconfirmed its latest adjusted EPS guidance of $8.70 to $8.90 per share. This updated guidance does not include any potential impact from the transaction, although RCL does not expect the transaction to materially impact near-term adjusted earnings per share.
Operationally, the company's forecast for the third and fourth quarters has remained unchanged, but increases in the market price of fuel and the strength of the dollar are expected to cost the company roughly 25 cents per share.  Fortunately, strong close-in demand for core products and better than expected performance below the line is expected to drive improved results for the second quarter.  These improved results are

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expected to completely offset the impact of the FX and fuel headwinds in the second half of the year, which allows the company to maintain its guidance for 2018.
Perella Weinberg Partners LP served as financial advisor to RCL and Skadden, Arps, Slate, Meagher & Flom LLP provided legal counsel. Barclays PLC served as financial advisor to Manfredi Lefebvre and Morgan, Lewis & Bockius LLP provided legal counsel.

Conference Call
Royal Caribbean will host a conference call today, June 14, 2018 at 8:30 a.m. EDT to discuss the transaction. A link to the live webcast can be found on Royal Caribbean Investor Relations website at www.rclcorporate.com/investors. A replay of the conference call will also be available on the website for 30 days after the call.
About Royal Caribbean Cruises Ltd.
Royal Caribbean Cruises Ltd. (NYSE: RCL) is a global cruise vacation company that owns and operates three global brands: Royal Caribbean International, Celebrity Cruises and Azamara Club Cruises.  We are a 50 percent joint venture owner of the German brand TUI Cruises, a 49 percent shareholder in the Spanish brand Pullmantur and a 36 percent shareholder in the Chinese brand SkySea Cruises. Together, these brands operate a combined total of 50 ships with an additional 11 on order as of May 31, 2018.  They operate diverse itineraries around the world that call on approximately 540 destinations on all seven continents. Additional information can be found on www.rclcorporate.com
About Silversea Cruises
Silversea Cruises, which is chaired by Manfredi Lefebvre d'Ovidio, is recognized as an innovator in the ultra-luxury cruise line industry, offering guests large-ship amenities aboard its intimate, all-suite vessels: Silver Wind, Silver Shadow, Silver Whisper, Silver Spirit and Silver Muse – all designed to offer an atmosphere of conviviality and casual elegance. With the inclusion of the expedition ships Silver Explorer, Silver Galapagos, Silver Discoverer, and with Silver Cloud recently joining the Expedition fleet, Silversea's itineraries encompass all seven continents and feature worldwide luxury cruises to the Mediterranean, Caribbean, both polar regions and hundreds of fascinating destinations in between.
Selected Operational and Financial Metrics
Adjusted Earnings per Share ("Adjusted EPS")
Represents Adjusted Net Income divided by the weighted average or by the diluted weighted average of shares outstanding, as applicable, at the end of the reporting period. We believe this measure is meaningful when assessing our performance on a comparative basis.

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For additional information see "Adjusted Measures of Financial Performance" below.
Forward-looking Statements
Certain statements in this release relating to, among other things, our future performance constitutes forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to: statements regarding revenues, costs and financial results for 2018 and beyond. Words such as "anticipate," "believe," "could," "driving," "estimate," "expect," "goal," "intend," "may," "plan," "project," "seek," "should," "will," "would," and similar expressions are intended to help identify forward-looking statements.  Forward-looking statements reflect management's current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements.  Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; our ability to obtain new borrowings or capital in amounts sufficient to satisfy our capital expenditures, debt repayments and other financing needs; incidents or adverse publicity concerning the travel industry generally or the cruise industry specifically; concerns over safety, health and security aspects of traveling; unavailability of ports of call; the uncertainties of conducting business internationally and expanding into new markets and new ventures; changes in operating and financing costs; the impact of foreign exchange rates, interest rate and fuel price fluctuations; vacation industry competition and changes in industry capacity and overcapacity; the impact of new or changing legislation and regulations on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; and the unavailability or cost of air service.
More information about factors that could affect our operating results is included under the captions "Risk Factors" in our most recent quarterly report on Form 10-Q, as well as our other filings with the SEC, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent annual report on Form 10-K and our recent quarterly report on Form 10-Q, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Adjusted Measures of Financial Performance
This press release includes certain adjusted financial measures defined as non-GAAP

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financial measures under Securities and Exchange Commission rules, which we believe provide useful information to investors as a supplement to our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles, or US GAAP.

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